First Midwest Bancorp, Inc.

8750 WEST BRYN MAWR AVENUE, SUITE 1300
CHICAGO, ILLINOIS 60631

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on September 14, 2021 for shares held directly and by 11:59 p.m. Eastern Time on September 12, 2021 for shares held in an employee benefit plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on September 14, 2021 for shares held directly and by 11:59 p.m. Eastern Time on September 12, 2021 for shares held in an employee benefit plan. Have your proxy card in hand when you call and then follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D58094-S28856

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIRST MIDWEST BANCORP, INC.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" PROPOSALS 1, 2 AND 3.

		For	Against	Abstain
1.	A proposal to approve and adopt the Agreement and Plan of Merger by and between Old National Bancorp and First Midwest Bancorp, Inc. ("First Midwest"), dated as of May 30, 2021 ("merger agreement") (the “First Midwest merger proposal”).	☐	☐	☐
2.	A proposal to approve, on an advisory (non-binding) basis, the merger-related compensation payments that will or may be paid to the named executive officers of First Midwest in connection with the transactions contemplated by the merger agreement (the “First Midwest compensation proposal”).	☐	☐	☐
3.	A proposal to adjourn the First Midwest Special Meeting of Stockholders, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the First Midwest merger proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of First Midwest common stock (the “First Midwest adjournment proposal”).	☐	☐	☐

NOTE: In their discretion, the proxies named on the front of this proxy card are authorized to vote upon such other matters as may properly come before the Special Meeting of Stockholders and at any adjournment or postponement thereof.

Please sign this proxy card exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials
For the Special Meeting of Stockholders on September 15, 2021:

The Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus are available at www.proxyvote.com

D58095-S28856

First Midwest Bancorp, Inc.

Proxy Solicited on Behalf of the Board of Directors
Special Meeting of Stockholders to be Held on September 15, 2021, 10:00 a.m. Central Time at 8750 West Bryn Mawr Avenue, Chicago, IL 60631

The undersigned stockholder(s) hereby appoints Patrick S. Barrett and Nicholas J. Chulos, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this proxy card, all shares of common stock of First Midwest Bancorp, Inc. held of record by the undersigned on July 21, 2021, at the Special Meeting of Stockholders to be held on September 15, 2021 and at any adjournment or postponement thereof. The undersigned hereby further authorizes such proxies to vote in their discretion upon such other matters as may properly come before such Special Meeting and at any adjournment or postponement thereof. Receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus in connection with such meeting is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed by you. If you sign and return this proxy but do not give any direction, it will be voted in accordance with the recommendations of the Board of Directors for each Proposal, and in the discretion of the proxies upon such other matters as may properly come before the Special Meeting. If the shares represented by this proxy are issued to or held for the account of the undersigned under one of the Company's employee benefit plans, then the undersigned hereby directs the trustee to vote such shares as designated on the reverse side of this proxy card.

Continued and to be signed on reverse side